UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________________

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 22, 2015

Peoples Bancorp of North Carolina, Inc.
(Exact Name of Registrant as Specified in Its Charter)

North Carolina
(State or Other Jurisdiction of Incorporation)

000-27205	56-2132396
(Commission File No.)	(IRS Employer Identification No.)

518 West C Street, Newton, North Carolina	28658
(Address of Principal Executive Offices)	(Zip Code)

(828) 464-5620
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Peoples Bancorp of North Carolina, Inc.

INDEX

Page
Item 1.01 - Entry into a Material Definitive Agreement	3

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers	4

Item 9.01 - Financial Statements and Exhibits	4

Signatures	5

Exhiibits:

10(a) Employment Agreement among the Registrant, Peoples Bank and Lance A. Sellers dated January 22, 2015
10(b) Employment Agreement among the Registrant, Peoples Bank and A. Joseph Lampron, Jr. dated January 22, 2015
10(c) Employment Agreement among the Registrant, Peoples Bank and William D. Cable, Sr. dated January 22, 2015

ITEM 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On January 22, 2015, Peoples Bancorp of North Carolina, Inc., a North Carolina corporation (the “Company”), its subsidiary Peoples Bank (the “Bank”) and Lance A. Sellers (“Mr. Sellers”), President and Chief Executive Officer of the Company and the Bank, executed an Employment Agreement (the “Sellers Employment Agreement”).  The Sellers Employment Agreement replaces and supersedes all previous employment and severance agreements with Mr. Sellers.

On January 22, 2015, the Company, the Bank and A. Joseph Lampron, Jr. (“Mr. Lampron”), Executive Vice President and Chief Financial Officer of the Bank and Executive Vice President, Chief Financial Officer and Corporate Treasurer of the Company, executed an Employment Agreement (the “Lampron Employment Agreement”).  The Lampron Employment Agreement replaces and supersedes all previous employment and severance agreements with Mr. Lampron.

On January 22, 2015, the Company, the Bank and William D. Cable, Sr. (“Mr. Cable”), Executive Vice President and Chief Operating Officer of the Bank and Executive Vice President, Assistant Corporate Treasurer and Assistant Corporate Secretary of the Company, executed an Employment Agreement (the “Cable Employment Agreement”).  The Cable Employment Agreement replaces and supersedes all previous employment and severance agreements with Mr. Cable.

There follows a brief description of the terms and conditions of the Sellers Employment Agreement, the Lampron Employment Agreement and the Cable Employment Agreement (each an “Employment Agreement”).  For purposes of the discussion below, Mr. Sellers, Mr. Lampron and Mr. Cable shall each be referred to as an “Executive”.  Unless defined herein, capitalized terms have the meaning given them in the Employment Agreements, copies of which are attached as Exhibits, and incorporated herein by reference.

Each Employment Agreement provides for an initial term of 36 months beginning on January 22, 2015 (the “Effective Date”). On the first anniversary of the Effective Date and on each anniversary thereafter (the “Renewal Date”), each Employment Agreement shall be extended automatically for one additional year unless the Board of Directors of Bancorp (the “Bancorp Board”) or the Executive determines, and prior to the Renewal Date sends to the other party written notice, that the term shall not be extended.  If the Bancorp Board decides not to extend the term, the Employment Agreement shall nevertheless remain in force until its existing term expires.  References herein to the term of the Employment Agreement or to the “Employment Period” shall refer to the initial term, as the same may be extended.

The Bank will pay Mr. Sellers a base salary at the rate of at least $311,000 per year, Mr. Lampron a base salary at the rate of at least $193,125 per year and Mr. Cable a base salary at the rate of at least $198,750 per year (“Base Salary”), less normal withholdings, payable in equal monthly or more frequent installments as are customary under the Bank’s payroll practices from time to time.  The Bank will review each Executive’s total compensation at least annually and in its sole discretion may adjust an Executive’s total compensation from year to year, but during the Employment Period, Mr. Sellers’s Base Salary may not decrease below $311,000, Mr. Lampron’s Base Salary may not decrease below $193,125 and Mr. Cable’s Base Salary may not decrease below $198,750.

Each Executive will also be entitled to participate in all of the Company’s and the Bank’s (i) executive management incentive plans, (ii) long-term incentive plans, and (iii) stock ownership, stock option, stock grant and similar plans, and in each of the foregoing cases any successor or substitute plans, in each case provided that senior executive management is eligible to participate therein.   Each Executive will be entitled to participate in all savings, pension and retirement plans (including supplemental retirement plans), practices, policies and programs applicable generally to the Company’s and the Bank’s senior executive employees. Each Executive and/or such Executive’s family, as the case may be, will be eligible for participation in and will receive all benefits under all welfare benefit plans, practices, policies and programs provided by the Company and the Bank (including, without limitation, medical, hospitalization, prescription, dental, disability, employee life, group life, accidental death and dismemberment, and travel accident insurance plans and programs) to the extent applicable generally to the Company’s and the Bank’s senior executive employees (“Welfare Benefit Plans”), in each case provided that senior executive management is eligible to participate therein.

Each Executive will be entitled to receive prompt reimbursement for all reasonable expenses incurred by such Executive in connection with his services on behalf of the Company and the Bank in accordance with the Company’s and the Bank’s policies, practices and procedures, to the extent applicable generally to other senior executive employees of the Company and the Bank.

Each Executive will be entitled to fringe benefits in accordance with the Company’s and the Bank’s plans, practices, programs and policies in effect for senior executive employees.  Each Executive will be entitled annually to a minimum of 20 business days of paid vacation and will be entitled to that number of business days of paid disability, sick and other leave specified in the Company’s and the Bank’s employment policies.

Each Executive’s employment will terminate automatically upon death.  Otherwise, the Company and the Bank may terminate each Executive’s employment for Cause, Without Cause or if the Company and the Bank determine in good faith that the Disability of an Executive has occurred, after notice of such determination.  Also, each Executive may voluntarily terminate his employment upon 60 days prior written notice to the Company and the Bank or for Good Reason.

If the Company and the Bank terminate an Executive’s employment Without Cause, or an Executive terminates his employment for Good Reason, in each case, other than in connection with a Change of Control, then in consideration of such Executive’s services rendered prior to such Termination, then in each case, the Executive shall be entitled to receive certain severance payments and access to Welfare Benefit Plans as more particularly set forth in the Executive’s Employment Agreement.  If an Executive’s employment terminates by reason of his death, or Disability, then in either case, the Executive shall be entitled to certain payments as more particularly set forth in such Executive’s Employment Agreement.

In the event that the Company and the Bank terminate an Executive’s employment Without Cause, or an Executive terminates his employment for Good Reason, in any such case at the time of or within one year after a Change of Control, then the Executive will be entitled to receive certain change in control payments as more particularly set forth in the Executive’s Employment Agreement.

Each Employment Agreement contains certain restrictive covenants prohibiting the Executive from competing against the Company and the Bank or soliciting the Company’s or the Bank’s customers for a period of time following termination of employment, all as more particularly set forth in each Employment Agreement.

ITEM 5.02.	DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

(e) A brief description of the material terms of each Employment Agreement is contained in Item 1.01, “Entry into a Material Definitive Agreement,” above, and is incorporated herein by reference.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS

(d)              Exhibits

10(a)           Employment Agreement among the Registrant, Peoples Bank and Lance A. Sellers dated January 22, 2015
10(b)           Employment Agreement among the Registrant, Peoples Bank and A. Joseph Lampron, Jr. dated January 22, 2015
10(c)           Employment Agreement among the Registrant, Peoples Bank and William D. Cable, Sr. dated January 22, 2015

Disclosure about forward-looking statements

Statements made in this Form 8-K, other than those concerning historical information, should be considered forward-looking statements pursuant to the safe harbor provisions of the Securities Exchange Act of 1934 and the Private Securities Litigation Act of 1995.  These forward-looking statements involve risks and uncertainties and are based on the beliefs and assumptions of management and on the information available to management at the time that this report was prepared.  These statements can be identified by the use of words like “expect,” “anticipate,” “estimate,” and “believe,” variations of these words and other similar expressions.  Readers should not place undue reliance on forward-looking statements as a number of important factors could cause actual results to differ materially from those in the forward-looking statements. Factors that might cause such a difference include, but are not limited to, changes in interest rate environment, management’s business strategy, national, regional, and local market conditions and legislative and regulatory conditions.

The Company undertakes no obligation to publicly revise these forward-looking statements to reflect subsequent events or circumstances.  Readers should also carefully review the risk factors described in other documents the Company files from time to time with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEOPLES BANCORP OF NORTH CAROLINA, INC.

Date: February 9, 2015	By:	/s/ A. Joseph Lampron, Jr.
A. Joseph Lampron, Jr.
Executive Vice President and Chief Financial Officer